UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On September 23, 2020, the Board of Directors of Dollar Tree, Inc. (the “Company”) appointed Michael A. Witynski, the President and Chief Executive Officer of the Company, to the Board of Directors, effective immediately, to fill the vacancy created by the departure of Gary M. Philbin, who resigned as a director and executive of the Company effective September 23, 2020. Mr. Philbin’s planned resignation as a director and his temporary continuation of service as an executive of the Company to assist with the transition in leadership of the Company following his retirement as Chief Executive Officer on July 20, 2020, were previously announced by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2020.

Under current Board policies, Mr. Witynski will not receive any compensation for his service as a director while serving as an executive officer of the Company. Mr. Witynski has not been, nor is expected to be, appointed to serve on any committees of the Board.

There are no arrangements or understandings between Mr. Witynski and any other persons pursuant to which Mr. Witynski was selected as a director, nor are there any transactions between Mr. Witynski or any member of his immediate family and the Company, or any of its subsidiaries, that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: September 24, 2020	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer